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                           MEMORANDUM OF UNDERSTANDING



      This Memorandum of Understanding ("MOU") is entered into this 27th day of August 1999, by and between Netrix Corporation, a Delaware corporation with offices at 13595 Dulles Technology Drive, Herndon, VA 20171-3424 (hereinafter "Company") and OpenROUTE, a Massachusetts corporation, with offices at Nine Technology Drive, Westborough, MA 01581 (hereinafter "OpenROUTE").

1. This MOU is intended to set forth the non-binding understanding of the parties as to the terms and conditions under which OpenROUTE will merge with and into Company in a stock for stock transaction (the "Merger").

2. Upon the closing of the Merger (the "Closing"), all outstanding shares of OpenROUTE common stock will be converted into shares of Company common stock in the ratio of one share of Company common stock for one share of OpenROUTE common stock. All employee options to purchase OpenROUTE common stock that are granted and outstanding at the Closing (less any options that have expired or will expire as a result of a reorganization due to the Merger) will be converted, on a one to one basis, into options to purchase shares of Company common stock, on comparable terms and with a comparable vesting schedule. It is the parties' mutual intent that all other options, warrants or other rights or securities to purchase, exchange for or convert into OpenROUTE stock that are outstanding at the Closing (other than such options, warrants or other rights or securities which would, under their terms, expire upon consummation of the Merger) will be converted into substantially equivalent options, warrants or rights or securities to purchase, exchange for or convert into shares of Company stock.

3. The parties shall use their best efforts to meet all necessary conditions in order for this transaction to be accounted for as a pooling of interest, and a reorganization that is tax free under
            Section 368 of the Internal Revenue Code of 1986, as amended, as to Company common stock received by the stockholders of OpenROUTE; provided however, the parties agree that the consummation of the transaction on the terms set forth herein shall not be contingent upon such accounting treatment.

4. OpenROUTE and Company each agree to provide the other with necessary access to their books and records and other information to complete their respective due diligence review and to provide reasonable access to their properties, suppliers, customers and employees, as may be requested by the other party, and to work in good faith to complete the proposed Merger.

5. Subject to paragraph 16, this is a non-binding agreement which is subject to the conditions set forth herein and in any definitive agreements executed by the parties in connection with the Merger.

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6.          Upon  execution  and  delivery  of this MOU,  the parties and  their respective counsel will commence negotiation of the terms of a definitive Merger Agreement ("Merger Agreement"). The parties agree to negotiate in good faith the Merger Agreement, which will contain customary representations, warranties, covenants and conditions, including without limitations termination or break up fees and representations as to litigation or threatened claims, financial statements, significant contingencies, regulatory approvals and compliance with laws and regulations.

7. The Closing under the Merger Agreement will be held as soon as practicable after all conditions to it have been satisfied or, if appropriate, waived, and the Merger will become effective as soon as practicable thereafter.

            The conditions to the Closing will include, without limitation, the following:

            1.    approval  of   the   Merger  Agreement  and  the  transactions
                  contemplated thereby by the Board of Directors of each of Company and OpenROUTE,

            2.    approval of the Merger by the stockholders of OpenROUTE,

            3.    approval of the Merger by the stockholders of Company,

            4. all material approvals, consents and waivers of lenders, lessors, governmental agencies (including approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and other third parties on a basis appropriate to the Merger,

            5. receipt by each party of a written fairness opinion from its financial advisor,

            6. absence of any litigation relating to the Merger and any injunction, order or decree prohibiting the consummation of the Merger, and

            7. continued operation of OpenROUTE's and Company's respective businesses in the ordinary course until the Closing, without material adverse change in their respective assets, operations, contracts, financial condition or prospects, except to such extent as may be specified in the Merger Agreement, and

8. OpenROUTE and Company will cooperate in the preparation of and will file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, a joint proxy statement/prospectus for use in connection with the meetings of the stockholders of Company and OpenROUTE for the purpose of obtaining their approval of the Merger. OpenROUTE and Company will cooperate with each other in order to make, as soon as appropriate, all governmental and regulatory filings appropriate for the consummation of the Merger Agreement, including, without limitation, filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

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9.          Recognizing that the Company's investigation  concerning OpenROUTE's business and properties will be time-consuming and expensive, OpenROUTE agrees that after the date hereof and until September 30, 1999 it will not (a) solicit or encourage any offer from any person or entity other than Company relating to any acquisition of a substantial equity interest in OpenROUTE or a material part of its assets (other than in the ordinary course of OpenROUTE's business), or (b) furnish any non-public information concerning OpenROUTE's business or properties to, or negotiate with, any such person or entity with a view to any such acquisition (an "Acquisition Transaction"), unless prior to such action by OpenROUTE, Company has terminated this MOU, consented to such action or refused to execute the Merger Agreement. In the event that OpenROUTE breaches its promise contained in the preceding sentence, Company may terminate this MOU.

            OpenROUTE shall advise Company orally and in writing of all the terms and conditions of any inquiries or proposals relating to an Acquisition Transaction and the identity of the party making any such inquiry or proposal or on whose behalf such inquiry or proposal is being made, within one day following OpenROUTE's receipt of any such inquiry or proposal. The Merger Agreement will contain a provision extending the undertaking in this paragraph 9, and will provide for appropriate "fiduciary outs."

10. OpenROUTE and the Company shall each continue to conduct their respective businesses in the ordinary course from and after the date hereof through the earlier to occur of the termination of this MOU or September 30, 1999.

11. Company and OpenROUTE will identify key management and technical employees of OpenROUTE and will make arrangements to provide for their continued employment with Company under employment agreements and terms and conditions acceptable to Company and such employees.

12. Company shall appoint four designees of OpenROUTE to its Board of Directors at Closing; provided that Company's Board of Directors at Closing shall not exceed nine persons (including the four designees of OpenROUTE).

13. Except as otherwise required by law, no public disclosure of the terms of the transactions contemplated hereby shall be made by either party hereto and then only with the prior written consent of the other party, which will not be unreasonably withheld or delayed. Each party shall furnish to the other party advance copies of any releases which it proposes to make concerning the transaction. It is the intent of the parties not to publicly announce the transactions until this MOU is executed and delivered.

14. This MOU will continue in effect until the earlier of (i) such time as a Merger Agreement is entered into between OpenROUTE and Company or (ii) September 30, 1999.

15. This MOU and any discussions regarding this matter will be subject to the Non-Disclosure Agreement ("NDA") executed by OpenROUTE and Company.

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16.         It is not the intention of the parties that this MOU, or any actions of the parties with respect hereto, be, or be deemed to constitute, a legally binding obligation of the parties hereto, except that the provisions in paragraphs, 9, 13, 14 and 15 above and this paragraph 16 shall be binding and enforceable obligations on the parties. Each
            party  agrees  to  negotiate  in  good  faith  to   consummate   the
            transactions described herein. Any other legally binding obligation with respect to this proposed Merger Agreement shall exist only upon the execution and delivery of a definitive Merger Agreement and all rights and obligations of the parties shall be governed by such agreement. Accordingly, subject to the provisions of paragraph 9, either party is free to abandon negotiations regarding the Merger at any time for any reason or for no reason, by notice to the other in writing, and the decision of either party to so abandon discussions shall not be subject to legal challenge by the other.


            IN WITNESS WHEREOF, the parties have executed this Agreement the 27 day of August, 1999.


Netrix Corporation                        OPENROUTE Networks, Inc.



By: /s/ Steven T. Francesco                By:/s/ Brian Holley
   _________________________________          ______________________________

Name: /s/ Steven T. Francesco              Name: /s/ Brian Holley
     _______________________________            ____________________________

Title:  Chairman and Chief Executive       Title: President & Chief
         Officer                                   Executive Officer